                                                                 EXHIBIT d(1)(b)

                                 AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         The Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Advisor Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation, is hereby amended as follows:

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to delete a portfolio, AIM Advisor Flex Fund and to change the names of two portfolios, AIM Advisor International Value Fund and AIM Advisor Real Estate Fund to AIM International Value Fund and AIM Real Estate Fund, respectively;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A

                            FUNDS AND EFFECTIVE DATES



NAME OF FUND                             EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                             ------------------------------------
AIM International Value Fund             September 11, 2000

AIM Real Estate Fund                     September 11, 2000"

                                   "APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM INTERNATIONAL VALUE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
All Assets......................................................     1.00%

                              AIM REAL ESTATE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
All Assets......................................................     0.90%"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

Dated:  September 10, 2001

                                              AIM ADVISOR FUNDS


Attest:   /s/ P. MICHELLE GRACE               By:   /s/ ROBERT H. GRAHAM
          ---------------------------               ----------------------------
              Assistant Secretary                   Robert H. Graham
                                                    President


(SEAL)

                                              A I M ADVISORS INC.


Attest:   /s/ P. MICHELLE GRACE               By:   /s/ ROBERT H. GRAHAM
          ---------------------------               ----------------------------
              Assistant Secretary                   Robert H. Graham
                                                    President


(SEAL)


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